LOAN AND SECURITY AGREEMENT

                          Dated as of January 12, 1998

                                     Among

                       BANKAMERICA BUSINESS CREDIT, INC.

                                 as the Lender

                                      and

                                INTELLICELL CORP.

                                 as the Borrower

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.    DEFINITIONS ...........................................................  1

      1.1   Accounting Terms ................................................ 16
      1.2   Other Terms ..................................................... 17

2.    LOANS AND LETTERS OF CREDIT ........................................... 17

      2.1   Total Facility .................................................. 17
      2.2   Revolving Loans ................................................. 17
      2.3   Letters of Credit ............................................... 18
      2.4   Automated Clearing House Transfers and Overdrafts ............... 22

3.    INTEREST AND OTHER CHARGES............................................. 22

      3.1   Interest ........................................................ 22
      3.2   Conversion and Continuation Elections ........................... 23
      3.3   Maximum Interest Rate ........................................... 24
      3.4   Closing Fee ..................................................... 25
      3.5   Letter of Credit Fee ............................................ 25

4.    PAYMENTS AND PREPAYMENTS..............................................  25

      4.1   Revolving Loans ................................................. 25
      4.2   Place and Form of Payments; Extension of Time ................... 25
      4.3   Application and Reversal of Payments ............................ 25
      4.4   Indemnity for Returned Payments ................................. 25

5.    LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS......................... 26

6.    TAXES, YIELD PROTECTION AND ILLEGALITY................................. 26

      6.1   Taxes ........................................................... 26
      6.2   Illegality ...................................................... 27
      6.3   Increased Costs and Reduction of Return ......................... 28
      6.4   Funding Losses .................................................. 28
      6.5   Inability to Determine Rates .................................... 28
      6.6   Survival ........................................................ 29

7.    COLLATERAL............................................................. 29

      7.1   Grant of Security Interest ...................................... 29
      7.2   Perfection and Protection of Security Interest .................. 29
      7.3   Location of Collateral .......................................... 30
      7.4   Title to, Liens on, and Sale and Use of Collateral .............. 31


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                              TABLE OF CONTENTS
                                   (cont'd)

                                                                            Page
                                                                            ----

      7.5   Appraisals ...................................................... 31
      7.6   Access and Examination .......................................... 31
      7.7   Insurance ....................................................... 31
      7.8   Collateral Reporting ............................................ 32
      7.9   Accounts ........................................................ 32
      7.10  Collection of Accounts; Payments ................................ 34
      7.11  Inventory ....................................................... 34
      7.12  Equipment ....................................................... 35
      7.13  Documents, Instruments, and Chattel Paper ....................... 35
      7.14  Right to Cure ................................................... 36
      7.15  Power of Attorney ............................................... 36
      7.16  Lender's Rights, Duties, and Liabilities ........................ 36

8.    BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES...................... 37

      8.1   Books and Records ............................................... 37
      8.2   Financial Information ........................................... 37
      8.3   Notices to Lender ............................................... 39

9.    GENERAL WARRANTIES AND REPRESENTATIONS................................. 40

      9.1   Authorization, Validity, and Enforceability of this
                Agreement and the Loan Documents ............................ 40
      9.2   Validity and Priority of Security Interest ...................... 41
      9.3   Organization and Qualification .................................. 41
      9.4   Corporate Name; Prior Transactions .............................. 41
      9.5   Subsidiaries and Affiliates ..................................... 41
      9.6   Financial Statements and Projections ............................ 41
      9.7   Capitalization .................................................. 42
      9.8   Solvency ........................................................ 42
      9.9   Debt ............................................................ 42
      9.10  Distributions ................................................... 42
      9.11  Title to Property ............................................... 42
      9.12  Adequate Assets ................................................. 42
      9.13  Real Property; Leases ........................................... 42
      9.14  Proprietary Rights .............................................. 42
      9.15  Trade Names and Terms of Sale ................................... 43
      9.16  Litigation ...................................................... 43
      9.17  Restrictive Agreements .......................................... 43
      9.18  Labor Disputes .................................................. 43
      9.19  Environmental Laws .............................................. 43


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                                TABLE OF CONTENTS
                                    (cont'd)

                                                                            Page
                                                                            ----

      9.20  No Violation of Law ............................................. 44
      9.21  No Default ...................................................... 44
      9.22  ERISA Compliance ................................................ 45
      9.23  Taxes ........................................................... 45
      9.24  Use of Proceeds ................................................. 45
      9.25  Private Offerings ............................................... 46
      9.26  Broker's Fees ................................................... 46
      9.27  No Material Adverse Change ...................................... 46
      9.28  Disclosure ...................................................... 46

10.   AFFIRMATIVE AND NEGATIVE COVENANTS..................................... 46

      10.1  Taxes and Other Obligations ..................................... 46
      10.2  Corporate Existence and Good Standing ........................... 46
      10.3  Compliance with Law and Agreements .............................. 47
      10.4  Maintenance of Property and Insurance ........................... 47
      10.5  Environmental Laws .............................................. 47
      10.6  ERISA ........................................................... 47
      10.7  Mergers, Consolidations, Acquisitions, or Sales ................. 47
      10.8  Distributions; Capital Changes .................................. 48
      10.9  Transactions Affecting Collateral or Obligations ................ 48
      10.10 Guaranties ...................................................... 48
      10.11 Debt ............................................................ 48
      10.12 Prepayment ...................................................... 48
      10.13 Transactions with Affiliates .................................... 48
      10.14 Management Compensation ......................................... 48
      10.15 Business Conducted .............................................. 49
      10.16 Liens ........................................................... 49
      10.17 Sale and Leaseback Transactions ................................. 49
      10.18 New Subsidiaries ................................................ 49
      10.19 Restricted Investments .......................................... 49
      10.20 Capital Expenditures ............................................ 49
      10.21 Operating Lease Obligations ..................................... 49
      10.22 EBITDA .......................................................... 49
      10.23 Adjusted Tangible Net Worth ..................................... 50
      10.24 Further Assurances .............................................. 50

11.   CLOSING; CONDITIONS TO CLOSING ........................................ 50


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

                                TABLE OF CONTENTS
                                    (cont'd)

                                                                           Page
                                                                           ----

      11.1  Conditions Precedent to Making of Loans and Issuance of Letters of
                Credit on the Closing Date .................................. 50
      11.2  Conditions Precedent to Each Loan ............................... 52

12.   DEFAULT; REMEDIES ..................................................... 52

      12.1  Events of Default ............................................... 52

13.   REMEDIES .............................................................. 54

14.   TERM AND TERMINATION................................................... 55

15.   MISCELLANEOUS.......................................................... 56

      15.1  Cumulative Remedies; No Prior Recourse to Collateral ............ 56
      15.2  No Implied Waivers .............................................. 56
      15.3  Severability .................................................... 56
      15.4  Governing Law ................................................... 56
      15.5  Consent to Jurisdiction and Venue; Service of Process ........... 56
      15.6  Waiver of Jury Trial ............................................ 57
      15.7  Arbitration; Reference Proceeding ............................... 57
      15.8  Survival of Representations and Warranties ...................... 58
      15.9  Other Security and Guaranties ................................... 58
      15.10 Fees and Expenses ............................................... 58
      15.11 Notices ......................................................... 59
      15.12 Indemnification ................................................. 60
      15.13 Waiver of Notices ............................................... 61
      15.14 Binding Effect; Assignment ...................................... 61
      15.15 Modification .................................................... 61
      15.16 Counterparts .................................................... 61
      15.17 Captions ........................................................ 61
      15.18 Right of Set-Off ................................................ 61
      15.19 Participating Lender's Security Interests ....................... 62
      15.20 Confidentiality ................................................. 62

            LOAN AND SECURITY AGREEMENT, dated as of January 12, 1998, by and between BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, with offices at 55 South Lake Avenue, Suite 900, Pasadena, California 91101 (the "Lender"), and INTELLICELL CORP., a Delaware corporation, with offices at 6929 Hayvenhurst Avenue, Van Nuys, California 91406 (the "Borrower")

                               W I T N E S S E T H

            WHEREAS, the Borrower has requested the Lender to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $12,000,000, which extensions of credit the Borrower will use to repay certain existing indebtedness and for its working capital needs and general business purposes;

            NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Lender hereby agree as follows:

      1. DEFINITIONS. As used herein:

            "Account" means the Borrower's right to payment for a sale or lease and delivery of goods or rendition of services.

            "Account Debtor" means each Person obligated in any way on or in connection with an Account.

            "ACH Settlement Risk Reserve" means any and all reserves which the Lender from time to time establishes, in its sole discretion, with respect to ACH Transactions.

            "ACH Transactions" means all debts, liabilities, and obligations now or hereafter owing from the Borrower to the Bank arising from or related to the automatic clearing house transfer of funds by the Bank for the account of the Borrower pursuant to agreement or overdrafts.

            "Adjusted Tangible Assets" means all of the Borrower's assets except: (a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets of the Borrower constituting Intercompany Accounts; (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date; and (g) notes receivable owing from customers of the Borrower.

            "Adjusted Tangible Net Worth" means, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of the Borrower at such date prepared in accordance with GAAP less (b) the amount at which the Borrower's liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto.

            "Affiliate" means: (a) a Person which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower; (b) a Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Borrower; or (c) a Person in which five percent of any class of the voting stock is beneficially owned or held, directly or indirectly, by the Borrower. The term "control" (including the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

            "Anniversary Date" means each anniversary of the Closing Date.

            "Availability" means at any time the lesser of:

                  (a) The amount of Twelve Million and 00/100 Dollars ($12,000,000.00) (the "Maximum Revolving Credit Line") or

                  (b)   The sum of

                        (i) up to eighty percent (80%) of the Net Amount of Eligible Accounts, and

                        (ii)  the lesser of

                              a)    Six Million and 00/100 ($6,000,000.00); or

                              b) up to fifty percent (50%) of the value of Eligible Inventory;

provided, however, that at all times Availability shall be reduced by the sum of:

                  (a)   the unpaid balance of Revolving Loans at that time;

                  (b) the aggregate undrawn face amount of all outstanding Letters of Credit which the Lender has caused to be issued or obtained for the Borrower's account;

                  (c) reserves for accrued interest on the Revolving Loans and reserves for accounts payable 30 days or more past due date;

                  (d)   the Environmental Compliance Reserve;

                  (e)   the ACH Settlement Risk Reserve; and

                  (f) all other reserves which the Lender in its reasonable discretion deems necessary or desirable to maintain with respect to the Borrower's account, including, without limitation, with respect to any amounts which the Lender may be obligated to pay in the future for the account of the Borrower.

            "Bank" means Bank of America National Trust and Savings Association in San Francisco, California.

            "Borrowing" means a borrowing hereunder consisting of Revolving Loans made by the Lender to the Borrower or the issuance of Letters of Credit hereunder.

            "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Revolving Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

            "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Public Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            "Capital Expenditures" means all payments due (whether or not paid) during a Fiscal Year in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

            "Capital Lease" means any lease of Property by the Borrower that, in accordance with GAAP, should be reflected as a liability on the balance sheet of the Borrower.

            "Closing Date" means the date of this Agreement.

            "Closing Fee" has the meaning specified in Section 3.4.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" has the meaning given to such term in Section 7.1

            "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or other substance or material, the handling, release, or possession of which is regulated to protect health, safety, or the environment, or any constituent of any such substance or waste.

      "Debt" means all liabilities, obligations and indebtedness of the Borrower to any

Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) the Borrower's liabilities and obligations to trade creditors; (b) all Obligations; (c) all obligations and liabilities of any Person secured by any Lien on the Borrower's Property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (e) all accrued pension fund and other employee benefit plan obligations and liabilities; (f) all obligations and liabilities under Guaranties; and (g) deferred taxes.

            "Default" means any event or condition which, with notice, the passage of time, the happening of any other condition or event or any combination thereof, would constitute an Event of Default.

            "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of Property in respect of capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock of such corporation.

            "DOL" means the United States Department of Labor or any successor department or agency.

            "EBITDA" means, for any period of Borrower, earnings of Borrower before interest expense, taxes, depreciation and amortization, determined in accordance with GAAP.

            "Eligible Accounts" means those Accounts which are not ineligible as the basis for Revolving Loans, based on the following criteria and on such other criteria as the Lender may from time to time establish in its reasonable commercial discretion. Without intending to limit the Lender's discretion to establish other criteria of eligibility, Eligible Accounts shall not include any
Account:

                  (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or if it is more than 60 days past due;

                  (b) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement are not or have ceased to be complete and correct or have been breached;

                  (c) with respect to which, in whole or in part, a check, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                  (d) which represents a progress billing (as hereinafter defined) or as to which the Borrower has extended the time for payment without the consent of the Lender; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's completion of any further performance under the contract or agreement;

                  (e) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                  (f) owed by an Account Debtor if the aggregate dollar amount of all Accounts owed by such Account Debtor exceeds a credit limit determined by Lender in its sole discretion, but only to the extent such Accounts exceed such limit;

                  (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States; or (ii) is not organized under the laws of the United States or any state thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that payment of such Account is secured or supported by (A) a letter of credit issued by, or confirmed by a bank acceptable to, Lender, or (B) foreign credit insurance provided by an insurer acceptable to Lender (provided that advances against Accounts supported by foreign credit insurance shall not exceed $1,000,000 at any time), in each case in amounts and on terms acceptable to Lender in its discretion;

                  (h) owed by an Account Debtor which is an Affiliate or employee of the Borrower;

                  (i) except as provided in clause (k) below, as to which either the perfection, enforceability, or validity of the Security Interest in such Account, or the Lender's right or ability to obtain direct payment to the Lender of the Proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                  (j) which is owed by an Account Debtor to which the Borrower is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Lender to waive setoff and recoupment rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                  (k) which is owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect the Security Interest and protect the Lender's rights therein, have been complied with to the Lender's satisfaction with respect to such Account;

                  (l) which is owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Lender determines that its Security Interest therein is not or cannot be perfected;

                  (m) which arises out of a sale to an Account Debtor on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                  (n) which is evidenced by a promissory note or other instrument or by chattel paper, or which is owing from an Account Debtor any portion of whose obligations to the Borrower is evidenced by a promissory note;

                  (o) if fifty percent (50%) or more of the aggregate dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under the other criteria set forth herein;

                  (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such state of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

                  (q) which arises out of a sale not made in the ordinary course of the

Borrower's business;

                  (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account debtor revokes its acceptance of such goods or services;

                  (s) which is not subject to a first priority and perfected security interest in favor of the Lender;

                  (t) if the terms of such Account are cash-on-delivery (C.O.D.) (not to exceed $500,000 at any one time, subject to all other criteria for eligibility), or if the account debtor thereon has a credit with Borrower, to the extent of such credit;

                  (u) if Lender believes in its reasonable credit judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay; or

                  (v) which is owed by an Account Debtor which the Lender, in its reasonable credit judgment, otherwise deems to be uncreditworthy.

            If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Lender in the exercise of its reasonable discretion then such Account shall promptly be excluded from the calculation of Eligible Accounts.

            "Eligible Inventory" means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, that constitutes first quality finished goods and that: (a) is not, in the Lender's reasonable opinion, Slow Moving, obsolete or unmerchantable; (b) is located at Premises owned or leased by the Borrower or on Premises otherwise reasonably acceptable to the Lender, provided, however, that Inventory located on Premises leased to the Borrower shall not be Eligible Inventory unless the Borrower shall have delivered to the Lender a written waiver, duly executed on behalf of the appropriate landlord and in form and substance acceptable to the Lender, of all Liens which the landlord for such Premises may be entitled to assert against such Eligible Inventory; (c) is subject to the Lender's first priority perfected security interest; (d) is not work-in-process, spare parts (other than finished goods held for sale as accessories), packaging and shipping materials, supplies, bill- and-hold Inventory, returned, defective or damaged Inventory, or refurbished Inventory to the extent the aggregate value thereof is in excess of $200,000, or Inventory delivered to the Borrower on consignment; and (e) the Lender, in the exercise of its reasonable discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Lender may from time to time establish. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

            "Environmental Compliance Reserve" means all reserves which the Lender from time to time establishes for amounts that are reasonably required to be expended in order for the Borrower and the Borrower's operations and Property to comply with Environmental Laws or in order to correct any violation by the Borrower or the Borrower's operations or Property of Environmental Laws.

            "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the Borrower's business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Water Act, 33 U.S.C. ss. 466 et seq., as amended; the Clean Air Act, 42 U.S.C. ss. 7401 et seq., as amended; state and federal lien and environmental cleanup programs; and U.S. Department of Transportation regulations.

            "Environmental Lien" means a Lien in favor of any Public Authority for (a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.

            "Equipment" means all of the Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA Event" means, with respect to the Borrower, any ERISA Affiliate or any Pension Plan, the occurrence of any of the following: (a) a Reportable Event; (b) a withdrawal by a substantial employer (as defined in Section 4001 (a)(12) of ERISA) subject to Section 4063 of ERISA; (c) a cessation of operations which is treated as a withdrawal under Section 4062(e) of ERISA;
(d) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a Multiemployer Plan; (e) a notification that a Multiemployer Plan is in reorganization under

Section 4242 of ERISA; (f) the filing of a notice of intent to terminate a Pension Plan under 4041 of ERISA; (g) the treatment of an amendment of a Pension Plan as a termination under 4041 of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA; (i) the commencement of proceedings by the PBGC to terminate a Pension Plan under 4042 of ERISA; (j) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan; or (k) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
Section 4007 of ERISA.

            "Event of Default" has the meaning specified in Section 12.1.

            "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto as Exhibit B-l, or any financial statements required to be given to the Lender pursuant to Sections 8.2(a), (b) and (c), or any combination thereof.

            "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 31, 1998.

            "Funding Date" means the date on which a Borrowing occurs.

            "GAAP" means at any particular time generally accepted accounting principles in the United States as in effect at such time.

            "Guaranty" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease Property or to purchase any debt or equity securities or other Property or services.

            "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

            "Interest Period" means, as to any LIBOR Revolving Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Revolving Loan, and ending on the date one, two, or three months thereafter as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that:

                        (i) if any Interest Period would otherwise end on a day
            that is
            not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                        (ii) any Interest Period pertaining to a LIBOR Revolving
            Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                        (iii) no Interest Period shall extend beyond the Stated
            Termination Date or any renewal term.

            "Inventory" means all of the Borrower's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in the Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

            "IRS" means the Internal Revenue Service or any successor agency.

            "Latest Projections" means: (a) on the Closing Date and thereafter until the Lender receives new projections pursuant to Section 8.2(f), the projections of the Borrower's monthly financial condition, results of operations, and cash flow for the one-year period ending December 31, 1998, attached hereto as Exhibit B-2; and (b) thereafter, the projections most recently received by the Lender pursuant to Section 8.2(f).

            "Letters of Credit" has the meaning specified in Section 2.3.

            "Letter of Credit Fee" has the meaning specified in Section 3.5.

            "LIBOR Interest Rate Determination Date" means each date of calculating the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Revolving Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Revolving Loan.

            "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Revolving Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined as follows:

            LIBOR Rate  =__________           LIBOR

                                                       1.00 - Eurodollar Reserve
            Percentage

      Where,

                  "Eurodollar Reserve Percentage" means for any day for any
            Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to the Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "LIBOR" means the rate of interest per annum (rounded upward to the next 1/16 of 1%) notified to the Lender by Bank as the rate of interest at which United States Dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Revolving Loan and having a maturity comparable to such Interest Period would be offered by Bank's applicable lending office to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

            "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

            "Lien" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

            "Loans" means, collectively, all loans and advances provided for in
Section 2.

            "Loan Documents" means this Agreement, the Term Note, the Patent and Trademark Assignments, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

            "Maximum Rate" has the meaning specified in Section 3.3.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3)
of ERISA to which the Borrower or any ERISA Affiliate makes, is making, made, or was at any time during the current year or the immediately preceding six (6) years obligated to make contributions.

            "Net Amount of Eligible Accounts" means the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed in respect of such Eligible Accounts.

            "Notice of Borrowing" has the meaning specified in Section 2.2(b).

            "Notice of Conversion/Continuation" has the meaning specified in
Section 3.2(b).

            "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debt owing by the Borrower to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others), whether absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter owing from Borrower to Lender under or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter owing from the Borrower to the Lender arising from or related to ACH Transactions.

            "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

            "Participating Lender" means any Person who shall have been granted the right by the Lender to participate in the Loans and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

            "Patent and Trademark Assignment" means, collectively, the Security Agreement (Intellectual Property) dated as of the date hereof, between the Borrower and the Lender and the various documents and agreements executed in connection therewith, all to further evidence and further perfect the Lender's Security Interest in the Borrower's present and future Proprietary Rights specified therein.

            "Payment Account" means each blocked bank account or bank account associated with a lock box, established pursuant to Section 7.10, to which the funds of the Borrower (including, without limitation, Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Lender or the Borrower, as the Lender may determine, on terms acceptable to the Lender.

            "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower or an ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions or, in the case of a Multiemployer Plan, has made contributions at any time during the current year or the immediately preceding six (6) plan years.

            "Permitted Liens" means: (a) Liens for taxes not yet delinquent or Liens for taxes in an amount not to exceed $100,000 being contested in good faith by appropriate proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect; (b) Liens in favor of the Lender; (c) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business of the Borrower and not in connection with the borrowing of money, for sums not yet delinquent or which are being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, required by GAAP shall have been made therefor on the applicable Financial Statements and a stay of enforcement of any such Lien is in effect; (d) Liens in connection with workers' compensation or other unemployment insurance incurred in the ordinary course of the Borrower's business; (e) Liens created by deposits of cash to secure performance of bids, tenders, leases (to the extent permitted under this Agreement), or trade contracts, incurred in the ordinary course of business of the Borrower and not in connection with the borrowing of money; (f) Liens arising by reason of cash deposit for surety or appeal bonds in the ordinary course of business of the Borrower; (g) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the Borrower is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured; (h) with respect to any Premises: easements, rights of way, zoning and similar covenants and restrictions and similar encumbrances which customarily exist on properties of corporations engaged in similar activities and similarly situated and which in any event do not materially interfere with or impair the use or operation of the Collateral by the Borrower or the value of the Lender's Security Interest therein, or materially interfere with the ordinary conduct of the business of the Borrower;
(i) purchase money security interests and liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset was permitted under Section 10.20, the security interest or lien only encumbers the asset purchased or leased, and so long as the security interest or lien only secures the purchase price of the asset; and (j) such Liens as are set forth on Exhibit A hereto.

            "Permitted Rentals" has the meaning specified in Section 10.21.

            "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company association, corporation, Public Authority, or any other entity.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or an ERISA Affiliate sponsors or maintains or to which the Borrower or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan.

            "Premises" means the land identified by addresses on Schedule 9.13 together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which the Borrower has any interests on the Closing Date and any land added to Schedule 9.13 from time to time.

            "Proceeds" means all products and proceeds of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

            "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "Proprietary Rights" means all of the Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, including without limitation those patents, trademarks and copyrights set forth on Schedule 9.14, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

            "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

            "Receivables" means all of the Borrower's now owned and hereafter arising or acquired: Accounts (whether or not earned by performance), including Accounts owed to the Borrower by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account;

proceeds of any letters of credit naming the Borrower as beneficiary; contract rights, chattel paper, instruments, documents, investment property, general intangibles (including without limitation choses in action, causes of action, tax refunds, tax refund claims, and Reversions and other amounts payable to the Borrower from or with respect to any Plan) and all forms of obligations owing to the Borrower (including, without limitation, in respect of loans, advances, and extensions of credit by the Borrower to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by the Borrower and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

            "Reference Rate" means the rate of interest publicly announced from time to time by the Bank as its reference rate. It is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Bank may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

            "Reference Rate Revolving Loans" means a Revolving Loan during any period in which it bears interest based on the Reference Rate.

            "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or real estate or other property.

            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

            "Requirement of Law" means any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Public Authority.

            "Restricted Investment" means any acquisition of Property by the Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of the Borrower, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of the Borrower; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (d) certificates of deposit maturing within one year from the date of acquisition, banker's acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the

United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (e) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

            "Reversions" means any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan.

            "Revolving Loans" has the meaning specified in Section 2.2.

            "Security Interest" means collectively the Liens granted to the Lender in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument.

            "Slow Moving" means with respect to Inventory of Borrower, the amount of Inventory in any SKU in excess of the prior six months' sales of such SKU, with allowance for new products as determined by Lender.

            "Solvent" shall mean when used with respect to any Person that: (a) the fair value of all its Property is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they mature; and (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

            "Stated Termination Date" has the meaning specified in Section 14.

            "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

            "Supporting Letter of Credit" has the meaning specified in Section 2.3(g).

            "Taxes" means any and all present or future taxes, assessments, levies, imposts, impositions, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

            "Total Facility" has the meaning specified in Section 2.1.

            "UCC" means the Uniform Commercial Code (or any successor statute) of the State of California or of any other state the laws of which are required by Section 9103 thereof to be applied in connection with the issue of perfection of security interests.

            "Unused Line Fee" has the meaning specified in Section 3.1(c).

            1.1 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

            1.2 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

      2. LOANS AND LETTERS OF CREDIT.

            2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lender shall make available a total credit facility of up to $12,000,000 (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit up to the limits of the Availability, consisting of revolving loans and letters of credit as described in Sections 2.2 and 2.3.

            2.2 Revolving Loans.

                  (a) The Lender shall, upon the Borrower's request from time to time, make revolving loans (the "Revolving Loans") to the Borrower up to the limits of the Availability. The Lender, in its discretion, may elect to exceed the limits of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability or to be obligated to exceed the limits of the Availability on any other occasion. If the unpaid balance of the Revolving Loans exceeds the Availability (with Availability determined for this purpose as if the amount of the Revolving Loans were zero), then the Lender may refuse to make or may otherwise restrict Revolving Loans on such terms as the Lender determines until such excess has been eliminated, and the amount of such excess shall be due upon demand by the Lender. The Borrower may request Revolving Loans either telephonically or in writing. Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by the Borrower to do so and the crediting of a Revolving Loan to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loan as provided herein. The Lender will charge all Revolving Loans and other Obligations to a loan account of the Borrower maintained with the Lender. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by the Lender pursuant to the Loan Documents, will be charged as Revolving Loans to the Borrower's loan account as of the date due from the Borrower or the date paid or incurred by the Lender, as the case may be.

                  (b) Procedure for Borrowing.

                        (i) Each Borrowing shall be made upon the Borrower's irrevocable written notice ("Notice of Borrowing") delivered to the Lender (which notice must be received by the Lender (1) prior to 10:30 a.m. (Los Angeles time) three Business Days prior to the requested Funding Date, in the case of LIBOR Revolving Loans and (2) no later than 10:00 a.m. on the requested Funding Date, in the case of Reference Rate Revolving Loans), specifying:

                              (A)   the amount of the Borrowing;

                              (B)   the requested Funding Date, which shall be a
Business Day;

                              (C) whether the Revolving Loans requested are to
be Reference Rate Revolving Loans or LIBOR Revolving Loans or a combination thereof; and

                              (D) the duration of the Interest Period if all or
part of the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Revolving Loans, such Interest Period shall be three months; provided, however, that with respect to the Borrowings to be made on the Closing Date, such Borrowings will consist of Reference Rate Revolving Loans only.

                        (ii) After giving effect to any Borrowing, there may not be more than two (2) different Interest Periods in effect.

                        (iii) With respect to any request for Reference Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but Lender shall be entitled to rely on the telephonic notice in making such Revolving Loans.

            2.3   Letters of Credit.

                  (a) Subject to the terms and conditions of this Agreement, the Lender shall, upon the Borrower's request from time to time, cause merchandise or standby letters of credit to be issued for the Borrower's account (the "Letters of Credit"). The Lender will not cause to be issued any Letter of Credit if: (i) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit, would exceed $2,000,000; (ii) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from Borrower to Lender in connection with the issuance thereof, would cause the Availability to be exceeded at such time; or (iii) the expiration date of the Letter of Credit would exceed the Stated Termination Date or any renewal term or be greater than twelve (12) months from the date of issuance. All payments made and expenses incurred by the Lender pursuant to or in connection with the Letters of Credit will be charged to the Borrower's loan account as Revolving Loans.

                  (b) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 11, the obligation of the Lender to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Lender:

                        (i) The Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Lender for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Lender and such proposed issuer; and

                        (ii) As of the date of issuance, no order of any court, arbitrator or Public Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Public Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (c) Issuance of Letters of Credit.

                        (i) Request for Issuance. The Borrower shall give the Lender two (2) Business Days' prior written notice of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit that the Lender is requested to cause to be issued.

                        (ii) No Extensions or Amendment. The Lender shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.3 are met as though a new Letter of Credit were being requested and issued.

                  (d)   Payments Pursuant to Letters of Credit.

                        (i) Payment of Letter of Credit Obligations. The Borrower agrees to reimburse the issuer for any draw under any Letter of Credit immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person.

                        (ii) Revolving Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit and the Borrower shall not have repaid such amount to the issuer of such Letter of Credit pursuant to Section 2.3(d)(i), the Lender shall pay the issuer and such amount when paid shall constitute a Reference Rate Revolving Loan which shall be deemed to have been requested by the Borrower.

                  (e) Compensation for Letters of Credit.

                        (i) Letter of Credit Fee. The Borrower agrees to pay to the Lender with respect to each Letter of Credit, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.5.

                        (ii) Issuer Fees and Charges. The Borrower shall pay to the issuer of any Letter of Credit, or to the Lender, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees from time to time for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

                  (f)   Indemnification; Exoneration; Power of Attorney

                        (i) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Lender may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith. The agreement in this Section 2.3(f)(i) shall survive payments of all Obligations and the termination of this Agreement.

                        (ii) Assumption of Risk by the Borrower. As among the Borrower and the Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lender, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Lender under this Section 2.3.

                        (iii) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

                        (iv) Power of Attorney. In connection with all Inventory financed by Letters of Credit, the Borrower hereby appoints the Lender, or the Lender's designee, as its attorney, with full power and authority: (a) to sign and/or endorse the Borrower's name upon any warehouse or other receipts; (b) to sign the Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Lender's or the Borrower's name, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; (d) to complete in the Borrower's or the Lender's name, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Lender to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Lender nor its designee, as the Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                        (v) Account Party. The Borrower hereby authorizes and directs any issuer of a Letter of Credit to name the Borrower as the "Account Party" therein and to deliver to the Lender all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                        (vi) Control of Inventory. In connection with all Inventory financed by Letters of Credit, the Borrower will, at the Lender's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Lender holds a security interest to deliver them to the Lender and/or subject to the Lender's order, and if they shall come into the Borrower's possession, to deliver them, upon request, to the Lender in their original form. The Borrower shall also, at the Lender's request, designate the Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                  (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of this Section 2.3 and Section 14, any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Lender, at its discretion, with respect to each Letter of Credit then outstanding, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Lender, issued by an issuer satisfactory to the Lender in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Lender is entitled to draw amounts necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender with respect thereto, or (B) cash in an amount necessary to reimburse the Lender for payments made by the Lender under such Letter of Credit or under any credit support or enhancement provided through the Lender. Such Supporting Letter of Credit or deposit of cash shall be held by the Lender, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

            2.4 Automated Clearing House Transfers and Overdrafts. The Borrower may request and the Lender may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Bank ACH Transactions. The Borrower agrees to indemnify and hold the Lender harmless from all losses, liabilities, costs, expenses and claims incurred by the Lender arising from or related to such ACH Transactions. The Borrower acknowledges and agrees that the obtaining of ACH Transactions from the Bank (a) is in the sole and absolute discretion of the Bank, (b) is subject to all rules and regulations of the Bank, and (c) is due to the Bank relying on the indemnity of the Lender to the Bank with respect to all risks of loss associated with the ACH Transactions.

      3. INTEREST AND OTHER CHARGES.

            3.1 Interest.

                  (a) All Obligations shall bear interest on the unpaid principal amount thereof from the date made until paid in full in cash at a rate determined by reference to the Reference Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Reference Rate Revolving Loans or LIBOR Revolving Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to Lender in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Reference Rate Revolving Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Lender and such notice has become effective. Except as otherwise provided herein, the Obligations shall bear interest as follows:

                        (i) For all Obligations, other than LIBOR Revolving Loans, then at a fluctuating per annum rate equal to one-half of one percent (0.50%) (the "Reference Rate Margin") plus the Reference Rate; and

                        (ii) If the Loans are LIBOR Revolving Loans, then at a per annum rate equal to two and three-quarters percent (2.75%) (the "LIBOR Margin") plus the LIBOR Rate determined for the applicable Interest Period.

Each change in the Reference Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. All interest shall be payable to Lender on the first day of each month hereafter.

                  (b) If any Event of Default occurs, then, from the date such Event of Default occurs until it is cured, or if not cured until all Obligations are paid and performed in full, the Borrower will pay interest on the unpaid principal balance from time to time of the Revolving Loans at a per annum rate 2.0% greater than the rate of interest otherwise specified herein for Reference Rate Revolving Loans, and the Letter of Credit Fee shall be increased to three and one-half percent (3.5%) per annum. During the continuance of an Event of Default, Borrower shall not be entitled to request or convert to LIBOR Revolving Loans.

                  (c) Unused Line Fee. For every month during the term of this Agreement, the Borrower shall pay the Lender a fee (the "Unused Line Fee") in an amount equal to three-eighths of one percent (0.375%) per annum, multiplied by the average daily amount by which the Maximum Revolving Credit Line exceeds the sum of (i) the average daily outstanding amount of Revolving Loans during such month and (ii) the average daily undrawn face amount of all outstanding Letters of Credit during such month, with the unpaid balance calculated for this purpose by applying payments immediately upon receipt. Such a fee, if any, shall be calculated on the basis of a year of three hundred sixty (360) days and actual days elapsed, and shall be payable to the Lender on the first day of each month with respect to the prior month.

            3.2   Conversion and Continuation Elections.

                  (a) The Borrower may, upon irrevocable written notice to the Lender in accordance with Section 3.2(b):

                        (i) elect, as of any Business Day, in the case of Reference Rate Revolving Loans to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Revolving Loans; or

                        (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Revolving Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Revolving Loans shall automatically convert into Reference Rate Revolving Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Revolving Loans, as the case may be, shall terminate.

                  (b) The Borrower shall deliver a notice ("Notice of Conversion/Continuation") to be received by the Lender not later than 10:30 a.m. (Los Angeles time) at least two Business Days in advance of the date of conversion or continuing, if the Loans are to be converted into or continued as LIBOR Revolving Loans and not later than 10:30 a.m. (Los Angeles time) on the date of conversion, in the case of conversion to Reference Rate Revolving Loans, and specifying:

                        (i)   the proposed Conversion/Continuation Date;

                        (ii) the aggregate amount of Loans to be converted or continued;

                        (iii) the type of Loans resulting from the proposed conversion or continuation; and

                        (iv) with respect to LIBOR Revolving Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Revolving Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Revolving Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Revolving Loans into Reference Rate Revolving Loans effective as of the expiration date of such Interest Period.

                  (d) During the existence of a Default or Event of Default, the Borrower may not request a LIBOR Revolving Loan or elect to have a Loan converted into or continued as a LIBOR Revolving Loan.

                  (e) After giving effect to any conversion or continuation of Loans, there may not be more than two (2) different Interest Periods in effect.

            3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

            3.4 Closing Fee. The Borrower will pay the Lender on the Closing Date a closing fee in the amount of $90,000 (the "Closing Fee").

            3.5 Letter of Credit Fee. The Borrower agrees to pay to the Lender a fee (the "Letter of Credit Fee") equal to one and one-half percent (1.5%) per annum of the undrawn face amount of each Letter of Credit issued for the Borrower's account at the Borrower's request, plus all out-of-pocket costs, fees and expenses incurred by the Lender in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Lender to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

      4. PAYMENTS AND PREPAYMENTS.

            4.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, the Borrower shall pay to the Lender, on demand, the amount by which the unpaid principal balance of the Revolving Loans at any time exceeds the Availability at such time (with Availability determined for this purpose as if the amount of the Revolving Loans were zero).

            4.2 Place and Form of Payments; Extension of Time. All payments of principal, interest, premium, and other sums due to the Lender shall be made at the Lender's address set forth in Section 15.11. Except for Proceeds received directly by the Lender, all such payments shall be made in immediately available funds. If any payment of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

            4.3 Application and Reversal of Payments. The Lender shall determine in its sole discretion the order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to the Revolving Loans, interest thereon, and the other Obligations, and the Borrower hereby irrevocably waives the right to direct the application of any payment or Proceeds. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations.

            4.4 Indemnity for Returned Payments. IF AFTER RECEIPT OF ANY PAYMENT WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER AND THE BORROWER SHALL BE LIABLE TO PAY TO THE LENDER AND HEREBY DOES INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.4 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.4 shall survive the termination of this Agreement.

      5. LENDER'S BOOKS AND RECORDS; MONTHLY STATEMENTS. The Borrower agrees that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.3 and corrections of errors discovered by the Lender), unless the Borrower notifies the Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

      6. TAXES, YIELD PROTECTION AND ILLEGALITY

            6.1 Taxes.

                  (a) Any and all payments by the Borrower to the Lender under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

                  (b) The Borrower agrees to indemnify and hold harmless the Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender makes written demand therefor.

                  (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to Lender, then:

                        (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                        (ii) the Borrower shall make such deductions and withholdings;

                        (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                        (iv) the Borrower shall also pay to the Lender at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Lender the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Lender.

            6.2   Illegality.

                  (a) If the Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Public Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make LIBOR Revolving Loans, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make, convert or continue LIBOR Revolving Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist.

                  (b) If the Lender determines that it is unlawful to maintain any LIBOR Revolving Loan, the Borrower shall, upon its receipt of notice of such fact and demand from the Lender, prepay in full such LIBOR Revolving Loans then outstanding, together with interest accrued thereon and amounts required under
Section 6.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Revolving Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Revolving Loans. If the Borrower is required to so prepay any LIBOR Revolving Loan, then concurrently with such prepayment, the Borrower shall borrow from the Lender, in the amount of such repayment, a Reference Rate Revolving Loan.

            6.3   Increased Costs and Reduction of Return.

                  (a) If the Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or
(ii) the compliance by the Lender with any guideline or request from any central bank or other Public Authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any LIBOR Revolving Loans, then the Borrower shall be liable for, and shall from time to time, upon demand, pay to the Lender, additional amounts as are sufficient to compensate the Lender for such increased costs.

                  (b) If the Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Public Authority charged with the interpretation or administration thereof, or

(iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital, reserves, or special deposits required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital, reserves, or special deposits is increased as a consequence of its loans, credits or obligations under this Agreement, then, upon demand of the Lender to the Borrower, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. Notwithstanding the foregoing, all such amounts shall be subject to the provisions of Section 3.3.

            6.4 Funding Losses. The Borrower shall reimburse the Lender and hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Revolving Loan;

                  (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                  (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Revolving Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or re-employment of funds obtained by it to maintain its LIBOR Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained.

            6.5 Inability to Determine Rates. If the Lender determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain LIBOR Revolving Loans hereunder shall be suspended until the Lender revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not timely revoke such Notice, the Lender shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Reference Rate Revolving Loans instead of LIBOR Revolving Loans.

            6.6 Survival. The agreements and obligations of the Borrower in this
Section 6 shall survive the payment of all other Obligations.

      7. COLLATERAL.

            7.1 Grant of Security Interest.

                  (a) As security for the Obligations, the Borrower hereby grants to the Lender a continuing security interest in, lien on, and assignment of: (i) all Receivables, Inventory, Equipment, Proprietary Rights and Proceeds, wherever located and whether now existing or hereafter arising or acquired; (ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Borrower's deposit accounts, credits, and balances with the Lender and all claims of the Borrower against the Lender at any time existing; (iii) all of Borrower's deposit accounts with any financial institutions with which Borrower maintains deposits; and (iv) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Inventory, Equipment, Proprietary Rights, Proceeds, and other property referred to above (all of the foregoing, and all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

                  (b) All Obligations shall constitute a single loan secured by the Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

            7.2 Perfection and Protection of Security Interest. The Borrower shall, at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest including, without limitation: (a) executing and recording of the Patent and Trademark Assignment and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (b) delivering to the Lender the original certificates of title for motor vehicles with the Security Interest properly endorsed thereon; (c) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (d) delivering to the Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (e) transferring Inventory to warehouses designated by the Lender; (f) placing notations on the Borrower's books of account to disclose the Security Interest; (g) executing and delivering to the Lender a security agreement relating to the Reversions in form and substance satisfactory to the Lender; (h) delivering to the Lender all letters of credit on which the Borrower is named beneficiary; and (i) taking such other steps as are deemed necessary by the Lender to maintain the Security Interest. To the extent permitted by applicable law, the Lender may file, without the Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on any Premises that are not owned by the Borrower, then the Borrower shall obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such Premises may be entitled to assert against the Collateral. From time to time, the Borrower shall, upon Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but the Borrower's failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied in accordance with the terms hereof, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

            7.3 Location of Collateral. The Borrower represents and warrants to the Lender that: (a) Schedule 7.3 hereto is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business and (b) Schedule 7.3 correctly identifies any of such facilities and locations that are not owned by the Borrower and sets forth the names of the owners and lessors or sublessors of, and, to the best of the Borrower's knowledge, the holders of any mortgages on, such facilities and locations. The Borrower covenants and agrees that it will not maintain any Collateral at any location other than those listed on Schedule 7.3, and it will not otherwise change or add to any of such locations, unless it gives the Lender at least 30 days prior written notice thereof and executes any and all financing statements and other documents that the Lender requests in connection therewith.

            7.4 Title to, Liens on, and Sale and Use of Collateral. The Borrower represents and warrants to the Lender that: (a) all Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest will not be subject to any prior Lien except for the Liens described in
(b), (c), (e), (f), (h) and (i) of the definition of Permitted Liens; (c) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; and (d) the Borrower will not, without the Lender's prior written approval, sell, lease, or dispose of or permit the sale, lease or disposition of the Collateral or any portion thereof, except for sales of Inventory in the ordinary course of business and as permitted by Section 7.12. The inclusion of Proceeds in the Collateral shall not be deemed the

Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

            7.5 Appraisals. Whenever a Default or Event of Default exists, and at such other times as the Lender requests (not more than once prior to the Stated Termination Date, unless there is an Event of Default or an adverse audit finding in the judgment of Lender, reasonably exercised), the Borrower shall, at its expense and upon the Lender's request, provide the Lender with appraisals or updates thereof (with such scope and detail as the Lender shall require) of any or all of the Collateral from an appraiser acceptable to the Lender.

            7.6 Access and Examination. The Lender may at all reasonable times have access to, examine, audit, make extracts from and inspect the Borrower's records, files, and books of account and the Collateral and may discuss the Borrower's affairs with the Borrower's officers and management. The Borrower will deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower. The Lender may, at any time when an Event of Default exists and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrower's personnel, supplies, and Premises as may be reasonably necessary for maintaining or enforcing the Security Interest. The Lender shall have the right, at any time, in the Lender's name or in the name of a nominee of the Lender, to verify the validity, amount or any other matter relating to the Accounts, by mail, telephone, or otherwise.

            7.7 Insurance. The Borrower shall insure the Collateral against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers acceptable to the Lender. Upon Lender's request, Borrower shall also maintain flood insurance for any Equipment and Inventory located in an area designated as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Lender, and shall comply with the additional requirements of the National Flood Insurance Program as set forth therein. The Borrower shall cause the Lender to be named in each such policy as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of any premises where Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. The Borrower shall pay, upon Lender's request, all fees incurred by the Lender to determine whether any of the Collateral is located in a SFHA. The Borrower shall also pay all premiums for such insurance when due, and shall deliver to the Lender certificates of insurance and, if requested, photocopies of the policies. If the Borrower fails to pay such fees or to procure such insurance or the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to the Borrower's loan account as a Revolving Loan. The Borrower shall promptly notify the Lender of any loss, damage or destruction to the Collateral or arising from its use, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, the Lender may apply such proceeds to the reduction of the Obligations in such order as Lender determines, or at the Lender's option may permit or require the Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

            7.8 Collateral Reporting. The Borrower will provide the Lender with the following documents at the following times in form satisfactory to the
Lender: (a) on a daily basis, a schedule of Accounts created since the last such schedule, a schedule of collections of accounts receivable and a schedule of credit memos and reports; (b) upon request, copies of invoices, credit memos, shipping and delivery documents; (c) monthly agings of accounts receivable no later than the 10th day of the following month; (d) monthly, a report of the inventory balance (by location, including Inventory turnover analysis by SKU and a reconciliation) based on the perpetual inventory reports by category, no later than the 15th day of the following month; (e) monthly agings of accounts payable no later than the 10th day of the following month; (f) upon request, copies of purchase orders, invoices, and delivery documents for Inventory and Equipment acquired by the Borrower; (g) such other reports as to the Collateral as the Lender shall request from time to time; and (h) certificates of an officer of the Borrower certifying as to the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Lender.

            7.9 Accounts.

                  (a) The Borrower hereby represents and warrants to the Lender and agrees with the Lender that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Borrower, or rendition of services by the Borrower, in the ordinary course of the Borrower's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Lender, without offset, deduction, defense, or counterclaim; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Lender in accordance with this Agreement;
(iv) each copy of an invoice delivered to the Lender by the Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in each invoice will have been delivered to the Account Debtor and all services of the Borrower described in each invoice will have been performed.

                  (b) The Borrower shall not redate any invoice or sale or make sales on extended dating beyond that customary in the Borrower's business or extend or modify any

Account. If the Borrower becomes aware of any matter affecting any Account, including information regarding the Account Debtor's creditworthiness, the Borrower will promptly so advise the Lender.

                  (c) The Borrower shall not accept any note or other instrument in excess of $50,000 per occurrence or $100,000 in the aggregate (except a check or other instrument for the immediate payment of money) with respect to any Account without the Lender's prior written consent, which consent shall be in the reasonable credit judgment of Lender. If the Lender consents to the acceptance of any such note or other instrument, it shall be considered as evidence of the Account and not payment thereof, and the Borrower will promptly deliver such note or instrument to the Lender appropriately endorsed. Without limiting the foregoing, prior to the Closing Date the Borrower shall deliver to the Lender all notes receivable and similar instruments, appropriately endorsed, to be held by the Lender as additional Collateral hereunder. Regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto, the Borrower will remain liable thereon until such note or instrument is paid in full.

                  (d) The Borrower shall notify the Lender promptly of all disputes and claims with Account Debtors and settle or adjust them at no expense to the Lender, but no discount, credit or allowance shall be granted to any Account Debtor without the Lender's consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's business when no Event of Default exists hereunder. Upon request, the Borrower shall send the Lender a copy of each credit memorandum . The Lender may at all times when an Event of Default exists hereunder settle or adjust disputes and claims directly with customers or Account Debtors for amounts and upon terms which the Lender considers advisable and, in all cases, the Lender will credit the Borrower's loan account with only the net amounts received by the Lender in payment of any Accounts.

                  (e) If an Account Debtor returns any Inventory to the Borrower when no Event of Default exists, then the Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Upon request, the Borrower shall immediately report to the Lender any return. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Borrower when an Event of Default exists, the Borrower shall: (i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other Property;
(iii) dispose of the returned Inventory solely according to the Lender's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lender's prior written consent. All returned Inventory shall remain subject to the Security Interest. Whenever any Inventory is returned, the related Account shall be deemed ineligible, and Availability shall be adjusted accordingly.

            7.10 Collection of Accounts; Payments.

                  (a) Until the Lender notifies the Borrower to the contrary, the Borrower shall make collection of all Accounts and other Collateral for the Lender, shall receive all payments as the Lender's trustee, and shall immediately deliver all payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account established at the Lender's request, as the Lender may direct. Prior to the Closing Date, the Borrower shall establish a lock-box service for collections of Accounts at a bank mutually acceptable to the Lender and the Borrower and pursuant to documentation satisfactory to the Lender. The Borrower shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrower receives any Proceeds of Accounts, it shall receive such payments as the Lender's trustee, and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account, as the Lender may direct. All collections received in any such lock-box or Payment Account or directly by the Borrower or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. The Lender or the Lender's designee may, at any time, notify obligors that the Accounts have been assigned to the Lender and of the Security Interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's loan account as a Revolving Loan. At the Lender's request, the Borrower shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

                  (b) If sales of Inventory are made for cash, the Borrower shall immediately deliver to the Lender the identical checks, cash, or other forms of payment which the Borrower receives.

                  (c) All payments received by the Lender on account of Accounts or as Proceeds of other Collateral will be the Lender's sole property and will be credited to the Borrower's loan account (conditional upon final collection) after allowing one (1) Business Day for collection.

                  (d) In the event the Borrower repays all of the Obligations upon the termination of this Agreement, other than through the Lender's receipt of payments on account of Accounts or Proceeds of other Collateral, such payment will be credited (conditional upon final collection) to the Borrower's loan account one (1) Business Day after the Lender's receipt thereof.

            7.11 Inventory. The Borrower represents and warrants to the Lender that all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services in the ordinary course of the Borrower's business and is and will be fit for such purposes. The Borrower will keep the Inventory in good and marketable condition, at its own expense. The Borrower will not, without prior written notice to the Lender, acquire or accept any Inventory on consignment or approval. The Borrower agrees that all Inventory will be produced and sold in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder, and if the Lender determines that any Inventory of the Borrower was produced or sold not in accordance with such Act, the Lender may (in addition to its other rights and remedies) establish reserves against Availability equal to the value of such Inventory, as determined by the Lender. The Borrower will maintain a perpetual inventory reporting system at all times. The Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, and at such other times as the Lender requests, and shall promptly supply the Lender with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower of cost, on an average weighted cost basis, or market value). The Borrower will not, without the Lender's prior written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

            7.12 Equipment. The Borrower represents and warrants to the Lender that all of the Equipment is and will be used or held for use in the Borrower's business and is and will be fit for such purposes. The Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. The Borrower shall promptly inform the Lender of any material additions to or deletions from the Equipment. The Borrower shall not permit any Equipment to become a fixture to real property or an accession to other personal property, unless the Lender has a valid, perfected, and first priority Security Interest in such real or personal property. The Borrower will not, without the Lender's prior written consent, alter or remove any identifying symbol or number on the Equipment. The Borrower shall not, without the Lender's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment; provided, however, that the Borrower may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater than $10,000 individually and $50,000 in the aggregate in any Fiscal Year, without the Lender's consent, subject to the conditions set forth below. In the event any of the Equipment is sold, transferred or otherwise disposed of with the Lender's prior written consent or as otherwise permitted hereby and: (a) such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by the Borrower, or by Equipment purchased by the Borrower subject to a lien or other right constituting a Permitted Lien, then the Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Lender, which proceeds shall be applied to the repayment of the Obligations; or (b) such sale, transfer or disposition is made in connection with the purchase by the Borrower of replacement Equipment (other than subject to a Permitted Lien), then the Borrower shall use the proceeds of such sale, transfer or disposition to finance the purchase by the Borrower of replacement Equipment and shall deliver to the Lender written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the Borrower shall be free and clear of all liens, claims and encumbrances, except for the Security Interest and other Permitted Liens.

            7.13 Documents, Instruments, and Chattel Paper. The Borrower represents and warrants to the Lender that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine; and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower free and clear of all Liens other than Permitted Liens.

            7.14 Right to Cure. The Lender may, in its sole discretion and at any time, pay any amount or do any act required of the Borrower hereunder to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, and which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Lender makes under this Section 7.14 and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's loan account as a Revolving Loan. Any payment made or other action taken by the Lender under this Section 7.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

            7.15 Power of Attorney. The Borrower hereby appoints the Lender and the Lender's designees as the Borrower's attorney, with power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession; (b) to sign the Borrower's name on any invoice, bill of lading, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to Account Debtors and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of the Borrower's mail to an address designated by the Lender and to receive, open and dispose of all mail addressed to the Borrower; (d) to send requests for verification of Accounts to Account Debtors; and (e) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

            7.16 Lender's Rights, Duties, and Liabilities. The Borrower assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. The Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower.

      8. BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.

            8.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. The Borrower shall, by means of appropriate entries, reflect in such books, records and accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require, including without limitation records of:
(a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

            8.2 Financial Information. The Borrower shall promptly furnish to the Lender or its agents all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrower and its Subsidiaries will furnish to the Lender, in such detail as the Lender shall request, the following:

                  (a) As soon as available, but in any event not later than 90 days after the close of each Fiscal Year, consolidated and consolidating audited balance sheets, a report of Capital Expenditures, and statements of income and expense, retained earnings, cash flow and changes in financial position and stockholders equity for the Borrower and its consolidated Subsidiaries, if any, for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower and its consolidated Subsidiaries, if any, as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards and accompanied by a report thereon unqualified as to scope by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender.

                  (b) As soon as available, but in any event not later than 45 days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries, if any, as at the end of such quarter, a report of Capital Expenditures, and consolidated and consolidating unaudited statements of income and expense, cash flow and changes in financial position for the Borrower and its consolidated Subsidiaries, if any, for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower and its consolidated Subsidiaries, if any, as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a). Such statements shall be certified to be correct and complete by the chief financial or accounting officer of the Borrower, subject to normal year-end adjustments.

                  (c) As soon as available, but in any event not later than 30 days after the end of each month, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries, if any, as at the end of such month, a report of Capital Expenditures, and consolidated and consolidating unaudited statements of income and expenses and cash flow for the Borrower and its consolidated Subsidiaries, if any, for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower and its consolidated Subsidiaries, if any, as at the date thereof and for such periods, and prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 8.2(a). Such statements shall be certified to be correct and complete by the chief financial or accounting officer of the Borrower, subject to normal year-end adjustments.

                  (d) With each of the audited Financial Statements delivered pursuant to Section 8.2(a), a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate.

                  (e) With each of the annual audited and quarterly unaudited Financial Statements delivered pursuant to Sections 8.2(a) and 8.2(b), a certificate of the chief executive or chief financial officer of the Borrower
(i) setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with its covenants set forth in Sections
10.20 through 10.24 during the period covered in such Financial Statements, and
(ii) stating that, except as explained in reasonable detail in such certificate,
(A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) no Default or Event of Default then exists or existed during the period covered by such Financial Statements and (iii) describing and analyzing in reasonable detail all material trends, changes and developments in such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                  (f) No sooner than 90 days and no later than 30 days prior to the beginning of each Fiscal Year, consolidated and consolidating projected balance sheets, statements of income and expense, and statements of cash flow for the Borrower and its Subsidiaries, if any, as at the end of and for each month of such Fiscal Year.

                  (g) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower makes available to its stockholders and copies of any regular, periodic and special reports or registration statements (including without limitation Forms 10-K and 10-Q) which the Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange.

                  (h) Promptly after filing with the PBGC, DOL, or IRS, a copy of each annual report or other filing or notice filed with respect to each Plan of the Borrower or any ERISA Affiliate.

                  (i) Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or a Subsidiary, if any, including, without limitation, projections of future operations on both a consolidated and consolidating basis.

            8.3 Notices to Lender. The Borrower shall notify the Lender in writing of the following matters at the following times:

                  (a) Immediately after becoming aware of the existence of any Default or Event of Default.

                  (b) Immediately after becoming aware that the holder of any capital stock of the Borrower or of any Debt has given notice or taken any action with respect to a claimed default.

                  (c) Immediately after becoming aware of any material adverse change in the Borrower's Property, business, operations, or condition (financial or otherwise).

                  (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

                  (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting the Borrower or any of its Subsidiaries, if any.

                  (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to Borrower, any Subsidiary, if any, or their respective Properties which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

                  (g) Immediately after becoming aware of any violation by the Borrower of Environmental Laws or immediately upon receipt of any notice that a Public Authority has asserted that the Borrower is not in compliance with Environmental Laws or that its compliance is being investigated.

                  (h) Thirty (30) days prior to the Borrower changing its name or the address of its chief executive office.

                  (i) Immediately after becoming aware of any ERISA Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after the Borrower's receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by the Borrower to any Pension Plan to which the Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or the Borrower's or an ERISA Affiliate's compliance with ERISA, which may materially and adversely affect the Borrower's Property, business, operation, or condition (financial or otherwise).

Each notice given under this Section 8.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Borrower has taken or proposes to take with respect thereto.

      9. GENERAL WARRANTIES AND REPRESENTATIONS.

            The Borrower continuously warrants and represents to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing:

            9.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. The Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders, if required) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms without defense, setoff, or counterclaim. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to the Borrower or any of its Subsidiaries, or (c) the Certificate or Articles of Incorporation or Bylaws of the Borrower or any of its Subsidiaries.

            9.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except for the Permitted Liens identified in Section 7.4 and enforceable against the Borrower and all third parties.

            9.3 Organization and Qualification. The Borrower: (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of Delaware; (b) is qualified to do business as a foreign corporation and is in good standing in the States of Florida (under the name Cellular Telecom Corporation) and California, which are the only states in which qualification is necessary in order for it to own or lease its Property and conduct its business; and (c) has all requisite power and authority to conduct its business and to own its Property.

            9.4 Corporate Name; Prior Transactions. The Borrower has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, except as set forth on Schedule 9.4.

            9.5 Subsidiaries and Affiliates. Schedule 9.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 9.5, and (b) qualified to do business as a foreign corporation and in good standing in the states set forth opposite its name on Schedule 9.5, which are the only states in which such qualification is necessary in order for it to own or lease its Property and conduct its business.

            9.6 Financial Statements and Projections.

                  (a) The Borrower has delivered to the Lender the audited balance sheet and related statements of income, retained earnings, changes in financial position, and changes in stockholders equity for the Borrower as of December 31, 1996 and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, BDO Seidman. The Borrower has also delivered to the Lender the unaudited balance sheet and related statements of income and changes in financial position for the Borrower, as at October 31, 1997 and for the 10 months then ended. Such financial statements are attached hereto as Exhibit B-l. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

                  (b) The Latest Projections represent the Borrower's best estimate of the Borrower's future financial performance for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

            9.7 Capitalization. The Borrower's authorized capital stock consists of 15,000,000 shares of common stock, par value $0.01 per share, of which 4,415,902 shares are validly issued and outstanding, fully paid and nonassessable, and of which 40% is owned beneficially and of record by Ben Neman with the balance of such shares owned publicly with no other known ownership concentration in excess of 10%.

            9.8 Solvency. The Borrower is Solvent prior to and after giving effect to the making of each Revolving Loan.

            9.9 Debt. The Borrower has no Debt, except (a) the Obligations, (b) Debt set forth in the most recent Financial Statements delivered to the Lender, or the notes thereto, (c) trade payables and other contractual obligations arising in the ordinary course of Borrower's business since the date of such Financial Statements, and (d) Debt incurred since the date of such Financial Statements to finance Capital Expenditures permitted hereby.

            9.10 Distributions. Since January 1, 1997, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower except as set forth on Schedule 9.10.

            9.11 Title to Property. Except for Property which the Borrower leases, the Borrower has good and marketable title in fee simple to the Premises and good, indefeasible, and merchantable title to all of its other Property including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Lender, except as disposed of since the date thereof in the ordinary course of Borrower's business.

            9.12 Adequate Assets. The Borrower possesses adequate assets for the conduct of its business.

            9.13 Real Property; Leases. Schedule 9.13 is a correct and complete list of all real property owned by the Borrower, all leases and subleases of real or personal property by the Borrower as lessee or sublessee, and all leases and subleases of real or personal property by the Borrower as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect and no default by any party to any such lease or sublease exists.

            9.14 Proprietary Rights. Schedule 9.14 is a correct and complete list of all the Borrower's Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on
Schedule 9.14. None of the Proprietary Rights infringes on or conflicts with any other Person's Property and no other Person's Property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 9.14 constitute all of the Property of such type necessary to the current and anticipated future conduct of the Borrower's business.

            9.15 Trade Names and Terms of Sale. All trade names or styles under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 9.15.

            9.16 Litigation. Except as set forth on Schedule 9.16, there is no pending or, to the best of the Borrower's knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

            9.17 Restrictive Agreements. The Borrower is not a party to any contract or agreement, and is not subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects the Borrower's Property, business, operations, or condition (financial or otherwise).

            9.18 Labor Disputes. Except as set forth on Schedule 9.18: (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union of other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best of the Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claims, or other material labor dispute against or affecting the Borrower or any of its Subsidiaries or their respective employees.

            9.19 Environmental Laws.

                  (a) The Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws applicable to their respective Premises and businesses, and neither the Borrower nor any Subsidiary nor any of their respective present Premises or operations, nor their past property or operations, is subject to any enforcement order from or liability agreement with any Public Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                  (b) The Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all terms and conditions of such permits.

                  (c) Neither the Borrower nor any of its Subsidiaries, nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has stored, treated or disposed of any hazardous waste, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law, on any Premises.

                  (d) Neither the Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                  (e) None of the present or past operations of the Borrower and its Subsidiaries is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (f) There is not now, nor to the best of the Borrower's knowledge has there ever been on or in the Premises:

                        (i) any underground storage tanks or surface impoundments,

                        (ii)  any asbestos containing material, or

                        (iii) any polychlorinated biphenyls (PCB's) used in hydraulic oils, electrical transformers or other equipment.

                  (g) Neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

                  (h) Neither the Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                  (i) None of the products manufactured, distributed or sold by the Borrower or any of its Subsidiaries contains asbestos material.

                  (j) No Environmental Lien has attached to any Premises of the Borrower or any of its Subsidiaries.

            9.20 No Violation of Law. The Borrower is not in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

            9.21 No Default. The Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower is a party or bound, which default could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

            9.22 ERISA Compliance.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal and state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded pension liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of

ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could subject any Person to Section 4069 or 4212(c) of ERISA.

            9.23 Taxes. The Borrower and its Subsidiaries have filed all tax returns and other reports required to be filed and have paid all Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable.

            9.24 Use of Proceeds. None of the transactions contemplated in this Agreement (including, without limitation, the use of proceeds from the Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 CFR, Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U or G. None of the proceeds of the loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

            9.25 Private Offerings. Borrower has not, directly or indirectly, offered the Loans for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than Lender. Borrower hereby agrees that neither it nor anyone acting on its behalf has offered or will offer the Loans or any part thereof or any similar securities for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

            9.26 Broker's Fees. No Person is entitled to any brokerage or finder's fee with respect to the transactions described in this Agreement.

            9.27 No Material Adverse Change. No material adverse change has occurred in the Borrower's Property, business, operations, or condition (financial or otherwise) since the date of the Financial Statements delivered to the Lender. On the basis of a comprehensive review and assessment undertaken by Borrower of Borrower's computer applications and inquiry made of Borrower's material suppliers, vendors and customers Borrower reasonably believes that the "Year 2000 problem" (that is, the risk that computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a material adverse change in the operations, business, properties, or condition (financial or otherwise) of the Borrower.

            9.28 Disclosure. Neither this Agreement nor any document or statement furnished to the Lender by or on behalf of the Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

      10. AFFIRMATIVE AND NEGATIVE COVENANTS. The Borrower covenants that, so long as any of the Obligations remain outstanding or this Agreement is in effect, unless otherwise consented to in writing by Lender in its sole discretion:

            10.1 Taxes and Other Obligations. The Borrower and each of its Subsidiaries shall: (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all Taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however that the Borrower and its Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued.

            10.2 Corporate Existence and Good Standing. The Borrower and each of its Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

            10.3 Compliance with Law and Agreements. The Borrower and each of its Subsidiaries shall comply with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

            10.4 Maintenance of Property and Insurance. The Borrower and each of its Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required by Section 7.7, maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender as additional insured under each such policy.

            10.5 Environmental Laws. The Borrower shall conduct its business in full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the Borrower's generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. The Borrower shall take prompt and appropriate action to respond to any noncompliance with Environmental Laws and shall regularly report to the Lender on such response. Without limiting the generality of the foregoing, whenever the Borrower gives notice to the Lender pursuant to Section 8.3(g) the Borrower shall, at the Lender's request and the Borrower's expense: (a) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where the Borrower's noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or the Borrower's response thereto or the estimated costs thereof, shall change.

            10.6 ERISA. The Borrower shall cause each Plan, which has been designated to be so, to be qualified within the meaning of Section 401(a) of the Code and to be administered in all respects in compliance with Section 401(a) of the Code. The Borrower shall cause each Plan to be administered in all respect in compliance with ERISA.

            10.7 Mergers, Consolidations, Acquisitions, or Sales. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except sales of Inventory in the ordinary course of its business and dispositions of equipment otherwise permitted hereby.

            10.8 Distributions; Capital Changes. Neither the Borrower nor any of its Subsidiaries shall: (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Borrower by a Subsidiary wholly owned by the Borrower; or (b) make any change in its capital structure which could adversely affect the repayment of the Obligations.

            10.9 Transactions Affecting Collateral or Obligations. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or the Borrower's ability to repay the Obligations.

            10.10 Guaranties. Neither the Borrower nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties in favor of the Lender and endorsements of instruments for deposit.

            10.11 Debt. Neither the Borrower nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; and (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached as Exhibit B-l.

            10.12 Prepayment. Neither the Borrower nor any of its Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with their terms.

            10.13 Transactions with Affiliates. Except as set forth below, neither the Borrower nor any of its Subsidiaries shall: sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business in amounts and upon terms fully disclosed to the Lender and no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate; provided, that (i) the aggregate amount of Receivables and other obligations owing from Affiliates to Borrower shall not exceed $500,000 at any one time and (ii) all Receivables and other obligations owing from Affiliates to Borrower shall be paid within 30 days of the date of invoice.

            10.14 Management Compensation. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly: (a) pay any compensation in any form (including, without limitation, salary, bonuses, commissions, fees, and incentive compensation) to any Management Person (as hereinafter defined) in excess of the amounts for such Person set forth on Schedule 10.14, which amounts represent annual salaries for 1998, except for reasonable fees for professional services rendered in the ordinary course of Borrower's business on an arm's length basis or (b) pay any such compensation to any Management Person in respect of any subsequent Fiscal Year which exceeds 15% of such Person's compensation in respect of the immediately preceding Fiscal Year. For the purposes hereof, "Management Person" means: (x) Ben Neman, James Bunting and John Snyder, and each director of the Borrower and (y) any Person succeeding to any or all of the positions or duties of a Person listed in clause (x).

            10.15 Business Conducted. The Borrower and its Subsidiaries shall not engage, directly or indirectly, in any line of business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date.

            10.16 Liens. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

            10.17 Sale and Leaseback Transactions. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or a Subsidiary to lease or rent Property that the Borrower or a Subsidiary has or will sell or otherwise transfer to such Person.

            10.18 New Subsidiaries. The Borrower shall not, directly or indirectly, organize or acquire any Subsidiary other than those listed on
Schedule 10.18.

            10.19 Restricted Investments. Neither the Borrower nor any of its Subsidiaries shall make any Restricted Investment.

            10.20 Capital Expenditures. Neither the Borrower nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries in any Fiscal year would exceed $200,000.

            10.21 Operating Lease Obligations. Neither the Borrower nor any of its Subsidiaries shall enter into any lease of real or personal property as lessee or sublessee (other than Capital Leases), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by the Borrower and its Subsidiaries in any Fiscal Year in respect of such lease and all other such leases would exceed $330,000 (such amount being referred to herein as "Permitted Rentals"). The term "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

            10.22 EBITDA. The Borrower will achieve EBITDA of not less than the following amounts as of the end of the corresponding periods, calculated on a cumulative fiscal year-to-date basis:

                 Period                                          Amount
                 ------                                          ------

fiscal quarter ended 03/31/98                                  $125,000
fiscal quarter ended 06/30/98                                   250,000
fiscal quarter ended 09/30/98                                   375,000
fiscal quarter ended 12/31/98                                   500,000
fiscal quarter ended 03/31/99                                   187,500
fiscal quarter ended 06/30/99                                   375,000
fiscal quarter ended 09/30/99                                   562,500
fiscal quarter ended 12/31/99                                   750,000
fiscal quarter ended 03/31/00 and each first                    250,000
fiscal quarter thereafter
fiscal quarter ended 06/30/00 and each second                   500,000
fiscal quarter thereafter
fiscal quarter ended 09/30/00 and each third                    750,000
fiscal quarter thereafter
fiscal quarter ended 12/31/00 and each fiscal
year-end thereafter                                           1,000,000

            10.23 Adjusted Tangible Net Worth. The Borrower will maintain Adjusted Tangible Net Worth of not less than the following amounts during the following periods:

                Period                                      Amount
                ------                                      ------

fiscal quarter ended 12/31/97                           $5,500,000
fiscal quarter ended 03/31/98                            5,500,000
fiscal quarter ended 06/30/98                            5,500,000
fiscal quarter ended 09/30/98                            5,500,000
fiscal quarter ended 12/31/98                            5,600,000
fiscal quarter ended 03/31/99                            5,600,000
fiscal quarter ended 06/30/99                            5,850,000
fiscal quarter ended 09/30/99                            5,850,000
fiscal quarter ended 12/31/99                            6,100,000
fiscal quarter ended 03/31/00                            6,100,000
fiscal quarter ended 06/30/00                            6,400,000
fiscal quarter ended 09/30/00                            6,400,000
fiscal quarter ended 12/31/00 and thereafter             6,750,000


            10.24 Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

      11. CLOSING; CONDITIONS TO CLOSING. The Lender will not be obligated to make the initial Loans or to obtain any Letters of Credit on the Closing Date, unless the following conditions precedent have been satisfied in a manner satisfactory to Lender:

            11.1 Conditions Precedent to Making of Loans and Issuance of Letters of Credit on the Closing Date.

                  (a) Representations and Warranties; Covenants. The Borrower's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete; the Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with.

                  (b) Delivery of Documents. The Borrower shall have delivered, or caused to be delivered, to the Lender such documents, instruments and agreements as the Lender shall request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel.

                  (c) Termination of Liens. The Lender shall have received duly executed UCC-3 Termination Statements and other instruments, in form and substance satisfactory to the Lender, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

                  (d) Closing Fee. The Borrower shall have paid in full the Closing Fee.

                  (e) Payment of Fees and Expenses. The Borrower shall have paid all fees and expenses of the Lender's outside counsel, Orrick, Herrington & Sutcliffe LLP, and all other fees and expenses of the Lender incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

                  (f) Required Approvals. The Lender shall have received certified copies of all consents or approvals of any Public Authority or other Person which the Lender determines is required in connection with the transactions contemplated by this Agreement.

                  (g) No Material Adverse Change. There shall have occurred no material adverse change in the Borrower's business or financial condition or in the Collateral since September 30, 1997, and the Lender shall have received a certificate of Borrower's chief executive officer to such effect.

                  (h) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents, contemplated in connection herewith, shall be satisfactory in form and substance to the Lender and its counsel.

                  (i) Projections. The Lender shall have received and approved the Borrower's Latest Projections.

                  (j) Opinion. The Lender shall have received the opinion of Borrower's counsel, which opinion shall be in form and substance acceptable to the Lender and its counsel.

                  (k) Dominion of Funds. The lock-box account required pursuant to Section 7.10(a) hereof shall have been established.

                  (l) Excess Availability. After taking into account the Revolving Loans and the Letters of Credit issued on the Closing Date and with all obligations of the Borrower being current, there shall be remaining Availability of at least $1,500,000.

            11.2 Conditions Precedent to Each Loan. The obligation of the Lender to make each Loan or to provide for the issuance of any Letter of Credit shall be subject to the conditions precedent that on the date of any such extension of credit the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (a) and (b), with the same effect as the delivery to the Lender of a certificate signed by the chief executive officer and chief financial officer of the Borrower, dated the date of such extension of credit, stating that:

                  (a) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Lender has been notified by the Borrower that any representation or warranty is not correct and the Lender has explicitly waived in writing compliance with such representation or warranty; and

                  (b) No Default or Event of Default has occurred and is continuing, or would result from such extension of credit.

      12. DEFAULT; REMEDIES.

            12.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) failure to make payment of principal, interest, fees or premium on any of the Obligations when due;

                  (b) any representation or warranty made or deemed made by the Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any Subsidiary at any time to the Lender shall prove to be untrue in any material respect as of the date when made, deemed made, or furnished;

                  (c) default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, the other Loan Documents, or any other agreement entered into at any time to which the Borrower and the Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender;

                  (d) default shall occur in the payment of any principal or interest on any indebtedness for borrowed money (other than the Obligations) beyond any period of grace provided with respect thereto;

                  (e) the Borrower or any Subsidiary shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                  (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the Borrower's or any Subsidiary's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for the Borrower or any Subsidiary or for all or any part of their Property shall be appointed involuntarily; or a warrant of attachment, execution or similar process shall be issued against any part of the Property of the Borrower or any Subsidiary;

                  (h) the Borrower or any Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  (i) all or any part of the Property of the Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (j) one or more final judgments for the payment of money aggregating in excess of $100,000 (whether or not covered by insurance) shall be rendered against the Borrower or any Subsidiary and the Borrower or such Subsidiary shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof or to appeal therefrom;

                  (k) any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) materially and adversely affects the operation of the Borrower's business or (ii) is material in amount and is not adequately covered by insurance;

                  (l) Ben Neman ceases to own or have the right to control the voting of at least 33% of the voting stock of Borrower;

                  (m) any event or condition shall occur or exist with respect to a Plan that could, in the Lender's reasonable judgment, subject the Borrower or any Subsidiary to any tax, penalty or liability under ERISA, the Code or otherwise which in the aggregate is material in relation to the business, operations, Property or financial or other condition of the Borrower; or

                  (n) there occurs any material adverse change in the Borrower's Property, business, operations, or condition (financial or otherwise).

      13. REMEDIES.

                  (a) If an Event of Default exists, the Lender may, without notice to or demand on the Borrower, do one or more of the following at any time or times and in any order: (i) reduce the Availability or one or more of the elements thereof; (ii) restrict the amount of or refuse to make Revolving Loans and restrict or refuse to arrange for Letters of Credit;

(iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in Sections 12.1(e). 12.1(f), 12.1(g), or 12.1(h), all Obligations shall automatically become immediately due and payable without declaration or demand); and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default exists: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or the Borrower shall, upon the Lender's demand, at the Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to the Borrower's address specified in or pursuant to
Section 15.11. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second, in whatever order the Lender elects, to all Obligations. The Lender will return any excess to the Borrower or such other Person as shall be legally entitled thereto and the Borrower shall remain liable for any deficiency.

                  (c) If an Event of Default occurs, the Borrower hereby waives
(i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and (ii) all rights of setoff and counterclaim against the Lender.

                  (d) If the Lender terminates this Agreement upon an Event of Default, the Borrower shall pay the Lender, immediately upon termination, a fee equal to the early termination fee that would have been payable under Section 14 if this Agreement had been terminated on that date pursuant to the Borrower's election.

      14. TERM AND TERMINATION. This Agreement shall expire on January __, 2001 (the "Stated Termination Date") unless earlier terminated or automatically extended as provided in this Section. This Agreement shall automatically be renewed on the Stated Termination Date for successive one-year terms, unless this Agreement is terminated as provided below. The Lender and the Borrower shall have the right to terminate this Agreement, without premium or penalty, on the Stated Termination Date or at the end of any renewal term by giving the other written notice not less than sixty (60) days prior to the end of such term by registered or certified mail. The Borrower may also terminate this Agreement at any time prior to the Stated Termination Date or any renewal term if: (a) it gives the Lender sixty (60) days prior written notice of termination by registered or certified mail; (b) it pays and performs all Obligations on or prior to the effective date of termination; and (c) it pays the Lender, on or prior to the effective date of termination, and in addition to any other prepayment premium required hereunder and the fees required by Section 6.4, (i) three percent (3.0%) of the average amount of the Revolving Loans and Letters of Credit outstanding during the prior 180 day period (or lesser period if within 180 days of the Closing Date) if such termination is made on or prior to the first Anniversary Date; (ii) two percent (2.0%) of the average amount of the Revolving Loans and Letters of Credit outstanding during the prior 180 day period if such termination is after the first Anniversary Date but prior to the second Anniversary Date; and (iii) one percent (1.0%) of the average amount of the Revolving Loans and Letters of Credit outstanding during the prior 180 day period if such termination is after the second Anniversary Date, but prior to the third Anniversary Date or any subsequent Anniversary Date. Notwithstanding the foregoing, if, after the first Anniversary Date, the Obligations are repaid in full as the result of a refinancing by Bank or one of Bank's Affiliates, Borrower will not be obligated to pay the prepayment premiums set forth in clauses (ii) or (iii) above. In addition, if Borrower prepays the Obligations in full within 60 days after Lender has charged Borrower additional amounts pursuant to Section 6.3(b), the prepayment premiums set forth above shall be reduced by one-half. The Lender may also terminate this Agreement without notice upon and at any time during the continuation of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable and Borrower shall immediately arrange for the cancellation of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).

      15.   MISCELLANEOUS.

            15.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.

            15.2 No Implied Waivers. No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

            15.3 Severability. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

            15.4 Governing Law. This Agreement shall be deemed to have been made in the State of California and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

            15.5 Consent to Jurisdiction and Venue; Service of Process. The Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the Superior Court of the State of California for Los Angeles County, or in the United States District Court for the Central District of California, and the Borrower consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. The Borrower hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrower. Should the Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

            15.6 Waiver of Jury Trial. THE BORROWER HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE

COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE LENDER. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

            15.7 Arbitration; Reference Proceeding.

                  (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH AND ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF ANY PARTY BE DETERMINED BY ARBITRATION. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT (TITLE 9, U.S.
CODE), NOTWITHSTANDING ANY CHOICE OF LAW PROVISION IN THIS AGREEMENT, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED WITHIN LOS ANGELES COUNTY, CALIFORNIA. THE ARBITRATOR(S) SHALL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM. ANY CONTROVERSY CONCERNING WHETHER AN ISSUE IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). JUDGMENT UPON THE ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF A PROVISIONAL OR ANCILLARY REMEDY SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF.

                  (b) Notwithstanding the provisions of subparagraph (a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Lender which is secured by real property collateral located in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c).

                  (c) A controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs (a) and (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Section 638 et seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in

AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                  (d) No provision of this paragraph shall limit the right of either party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Lender's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

            15.8 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

            15.9 Other Security and Guaranties. The Lender may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

            15.10 Fees and Expenses. The Borrower shall pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegals' fees and disbursements of counsel to the Lender (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff); (b) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby;
(c) costs and expenses of lien and title searches and title insurance; (d) Taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals together with an allocated charge of $600 per day for each auditor employed by the Lender for inspections of the Collateral and the Borrower's operations;

(g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) all amounts that the Borrower is required to pay in connection with the Letters of Credit; (i) costs and expenses of preserving and protecting the Collateral; and (j) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's loan account as Revolving Loans. In any arbitration between the parties conducted pursuant to Section 15.7, the prevailing party shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith in addition to all other relief to which the prevailing party or parties may be entitled.

            15.11 Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

      If to the Lender:       BankAmerica Business Credit, Inc.
                              55 South Lake Avenue, Suite 900
                              Pasadena, California  91101
                              Attention:  Portfolio Manager

      with a copy to:         Bank of America N.T. & S.A., Legal Department
                              10124 Old Grove Road
                              San Diego, California 92131
                              Attention:  Thomas Montgomery, Esq.

      and a copy to:          Orrick, Herrington & Sutcliffe LLP
                              777 South Figueroa Street, Suite 3200
                              Los Angeles, California  90017
                              Attention:  Gary D. Samson, Esq.

      If to the Borrower:     Intellicell Corp.
                              6929 Hayvenhurst Ave.
                              Van Nuys, California  91406
                              Attention:  James Bunting
      with a copy to:         Sharma & Herron
                              12400 Wilshire Boulevard, Suite 400
                              Los Angeles, California  90025
                              Attention:  Vinay Sharma, Esq.


or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

            15.12 Indemnification. BORROWER HEREBY INDEMNIFIES, DEFENDS AND HOLDS LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITY, OR ON CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING AND FURTHER INCLUDING, WITHOUT LIMITATION, ALL LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES), EXPENSES OR LIABILITIES SUSTAINED BY THE LENDER IN CONNECTION WITH ANY ENVIRONMENTAL INSPECTION, MONITORING, SAMPLING, OR CLEANUP OF THE ENCUMBERED REAL ESTATE REQUIRED OR MANDATED BY ANY ENVIRONMENTAL LAW; PROVIDED, HOWEVER, THAT BORROWER SHALL NOT INDEMNIFY LENDER, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM SUCH DAMAGES RESULTING FROM THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against Borrower, or by Borrower or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 15.12 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

            15.13 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

            15.14 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof.

            15.15 Modification. This Agreement is intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.

            15.16 Counterparts. This Agreement may be executed in any number of counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

            15.17 Captions. The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

            15.18 Right of Set-Off. Whenever an Event of Default exists, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not then due and payable. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            15.19 Participating Lender's Security Interests. The Lender may, without notice to or consent by the Borrower, grant one or more participations in the Loans to Participating Lenders. If a Participating Lender shall at any time with the Borrower's knowledge participate with the Lender in the Loans, the Borrower hereby grants to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of the Borrower in the custody or possession of the Participating Lender, including the right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of set-off to the extent of Participating Lender's participation in the Obligations under this Agreement as it would have it were a direct lender.

            15.20 Confidentiality. The Borrower agrees that, subject to the Borrower's and the Lender's prior written consent for uses other than in a traditional tombstone (disclosing in such tombstone, however, only the amount of the credit facility provided by, and the parties to, this Agreement), which consents shall not be unreasonably withheld or delayed, the Lender may use the Borrower's name in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all confidential information provided to the Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, and neither the Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Lender; provided, however, that the Lender may disclose such information (1) at the request of or pursuant to any requirement of any governmental authority to which the Lender is subject or in connection with an examination of the Lender by any such governmental authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Lender or any of its Affiliates may be party (or a party in interest with respect to any bankruptcy proceeding), (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participating Lender or assignee under any assignment and acceptance, actual or potential, provided that such prospective Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Lender hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Lender, and (9) to its Affiliates.

            IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                    INTELLICELL CORP.


                              By:.............................
                                    Title:


                                    BANKAMERICA BUSINESS
                                    CREDIT INC.


                              By:..............................
                                    Title:

                          List of Exhibits/Schedules

Exhibit A      Permitted Liens

Exhibit B      Financial Statements and Projections

               _____ Exhibit B-1 Financial Statement

               _____ Exhibit B-2 Projections

Schedule 7.3   Location of Collateral, etc.

Schedule 9.4   Corporate Name; Prior Transactions

Schedule 9.5   Subsidiaries and Affiliates

Schedule 9.10  Distributions

Schedule 9.13  Real Property and Leases

Schedule 9.14 Proprietary Rights Collateral (patents, trademarks, and copyrights)

Schedule 9.15  Trade Names and Styles

Schedule 9.16  Litigation

Schedule 9.18  Labor Disputes

Schedule 10.14 Management Compensation

Schedule 10.18 New Subsidiaries

                                   EXHIBIT A
                                PERMITTED LIENS


                                      None

                                   EXHIBIT B-1
                              FINANCIAL STATEMENTS




                                  See attached.

                                   EXHIBIT B-2
                                   PROJECTIONS


                                  See attached.

                                  SCHEDULE 7.3
                          LOCATION OF COLLATERAL, ETC.


6929 Hayvenhurst Avenue
   Van Nuys, CA 91406

9314-9324 Eton Avenue
   Chatsworth, CA 91311

10913 N.W. 30th Street, #103
   Miami, FL 33172

                                  SCHEDULE 9.4
                       CORPORATE NAME; PRIOR TRANSACTIONS


Cellular Telecom Corporation, a California corporation organized under Subchapter S of the Internal Revenue Code, was merged into Intellicell Corp. on October 18, 1996.

                                 SCHEDULE 9.5
                         SUBSIDIARIES AND AFFILIATES


SUBSIDIARIES:     Intellicell Acquisition, Inc., a Delaware corporation
                  Intellicell International Acquisition, Inc., a Cayman Islands corporation

AFFILIATES:       Cellular Specialists, Inc.
                  Ben Neman

                                SCHEDULE 9.10
                                DISTRIBUTIONS

      On November 18, 1997, the Board of Directors of Intellicell Corp. (the "Company") declared the payment of a dividend to its shareholders in the form of 1,261,732 warrants to purchase Common Stock of the Company. Record owners of Common Stock as of December 10, 1997, are entitled to one warrant for every two shares of Common Stock held. Ben Neman, Chairman, CEO and President has waived his rights to receive the warrants that would be issued on the shares of Common Stock held by him. No fractional warrants shall be issuable in connection with the payment of the dividend.

      Each warrant will entitle the holder to purchase one share of Common Stock at a price of $4.00 per share for a three year period, subject to adjustment in certain circumstances. The warrants shall redeemable by the Company, upon notice of not less than 30 days, at a price of $.10 per warrant in the event the closing bid quotation of the Common Stock on all 20 of the trading days ending on the third day prior to the day on which the Company gives notice has been at least $7.00 per share; provided, however, that no such right of redemption shall exist prior to the time that such shares of Common Stock underlying the warrants have been registered under the Securities Act of 1933, as amended. The Company intends to make an application for warrants to be listed and traded on the NASDAQ SmallCap Market.

                                  SCHEDULE 9.13
                            REAL PROPERTY AND LEASES

REAL PROPERTY:              1.  6929 Hayvenhurst Avenue
                                Van Nuys, CA 91406

                            2.  9314-9324 Eton Avenue
                                Chatsworth, CA 91311

                            3.  10913 N.W. 30th Street, #103
                                Miami, FL 33172

PERSONAL PROPERTY:              1993 Isuzu NPR
                                Hasel Leasing
                                Lease dated 2/95 (48 months)

                                SCHEDULE 9.14
                        PROPRIETARY RIGHTS COLLATERAL



REGISTERED TRADEMARKS:


Trademark                         Jurisdiction     Reg. Date    Registration No.
INTELLICELL                       United States    10/01/96         2,004,710

TRADEMARK APPLICATIONS:


Trademark                         Jurisdiction    Date Filed    Registration No.
INTELLICELL                       United States    10/02/95        75-000,622
THE INTELLIGENT CHOICE            United States    01/13/95        74-621,992

REGISTERED COPYRIGHTS:  None.


COPYRIGHT APPLICATIONS:  None.


REGISTERED PATENTS:  None.


PATENT APPLICATIONS:  None.


LICENSES BY BORROWER:  None.

LICENSES TO BORROWER:  None.

                                SCHEDULE 9.15
                            TRADE NAMES AND STYLES

Cellular Telecom Corporation (in Florida)

                                SCHEDULE 9.16
                                  LITIGATION

Arraycom Inc. v. Intellicell (as described in Borrower's 10Q for September 30,
1997)

                                  SCHEDULE 9.18
                                 LABOR DISPUTES

LABOR CONTRACTS:              None.

ORGANIZING ACTIVITY:          None.

DISPUTES:                     None.

                                SCHEDULE 10.14
                           MANAGEMENT COMPENSATION

Ben Neman       $150,000
Jim Bunting     $140,000
John Snyder     $120,000

                                 SCHEDULE 10.18
                                NEW SUBSIDIARIES

Intellicell Acquisition, Inc., a Delaware corporation
Intellicell International Acquisition, Inc., a Cayman Islands corporation